UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2011

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA  94022
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2011, the board of directors appointed David Lawrence (“Larry”) Magor  (Age: 56) to serve as a member of the board of directors until the next annual meeting of the stockholders or until removed by other action as allowed by the corporate bylaws.  There are no family relationships between Mr. Magor and any other officer or director of the corporation.

Mr. Magor has also been appointed to chair our newly established Audit Committee and serve as a member of our compensation committee

Mr. Magor has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

Larry Magor.  Beginning in January 1995, Mr. Magor was Finance Director of Biwater Industries Ltd manufacturing division.  Biwater is a water engineering, investment and operations group based in Dorking, Surrey, UK.  In November 1998, Mr. Magor  became Group Finance Director of Biwater plc.  He was responsible for the accounting, financing and company secretarial functions of the worldwide group.  From April 2002 to July 2006, Mr. Magor served as CEO for the Biwater Group responsible for the worldwide operations.  Beginning in July 2006 to April 2009, Mr. Magor was Executive Director responsible for finance at Cascal BV and then in January, 2009 he was appointed Chief Operating Officerand held this position until April 2009.  From April 2009 to January 2011 Mr. Magor worked for Biwater Holdings Limited (formerly Biwater plc), again as CEO for the Biwater Group responsible for the worldwide operations.  Mr. Magor worked for Cascal BV (then NV on US float in January 2008) from April 2000 to July 2010.  Cascal was a subsidiary of Biwater plc with investments in water utilities around the world.  Mr. Magor was director of Dutch registered holding company in 2000.  He was responsible for initial registration, subsequent acquisitions, formation of joint venture and ultimate buy-out-of joint venture partners in June 2006, Alternating Chairman from 2002 to 2006.  Mr. Magor was at Cascal BV from June 2006 to January 2008 and was chairman of 100% owned subsidiary which completed further acquisitions and subsequently was listed on the NYSE in January 2008.  Mr. Magor was initially Non-Executive Chairman of Cascal NV (Ticker NYSE:HOO) and was responsible for assisting the company with its governance regime reporting and Sarbanes Oxley compliance.  Mr. Magor stepped down from the Chairman role in August 2009 at the AGM and remained on the board as a non-executive director until the business was bought in July, 2010 and subsequently de-listed.  Mr. Magor attended Bath University, UK from 1973 to 1977.  He also received B.sc (Hons) in Business Administration in 1977.  Mr. Magor is a Fellow of the Chartered Institute of Management Accountants (FCMA) .

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Registrant dated July 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

Date: July 20, 2011	By:	/s/ Martin Nielson
Martin Nielson
Chief Executive Officer